UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2005

White River Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-51493	35-1908796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 North Shadeland Avenue, Indianapolis, Indiana		46219
(Address of Principal Executive Offices)		(Zip Code)

(317) 806-2166
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Acquisition of Coastal Credit. On August 31, 2005, White River Capital, Inc. (“White River”) acquired all of the outstanding membership interests of Coastal Credit, LLC (“Coastal Credit”), a subprime automobile finance company based in Virginia Beach, Virginia, pursuant to a Limited Liability Company Interests Purchase Agreement, dated March 9, 2005, among White River, Coastal Credit and the members of Coastal Credit. The aggregate purchase price for the acquisition was $50 million, of which $45 million was paid at closing and $5 million will be held back until March 31, 2006, subject to set off in the event of claims against the selling members for breaches or misrepresentations, but payable with interest at the rate of 10% per annum. Each selling member received a portion of the cash consideration based on its percentage interests.

Upon completion of the acquisition, Coastal Credit became a wholly owned subsidiary of White River. The shareholders of Union Acceptance Corporation (now Union Acceptance Company, LLC) (“UAC”), who became the shareholders of White River upon completion of a share exchange on August 9, 2005, approved the transaction at a special meeting of shareholders held on August 9, 2005.

Funding of the Purchase Price. White River funded the $45 million purchase price due at closing with a portion of the approximately $33.1 million in net proceeds it received in its subscription offering of common stock and with $14.85 million in net proceeds it received from a private placement of a $15 million secured note with a third party accredited investor. In the subscription offering, White River issued 3,500,000 shares at a price of $10.00 per share to former shareholders of UAC who chose to subscribe in the offering and to certain standby investors. The subscription offering was effected under a Registration Statement on Form S-1/S-4 under the Securities Act of 1933 (Reg. No. 333-123909) (the “Registration Statement”). The subscription offering and the note placement also closed on August 31, 2005.

Interests of White River’s Officers and Directors in the Acquisition. John M. Eggemeyer, III, the Chairman and Chief Executive Officer of White River, and Mark R. Ruh, the President of White River, are both officers of Castle Creek Capital LLC (“Castle Creek”). Castle Creek manages private equity funds that have substantial investments in the stock of White River. The Castle Creek private equity funds held, directly or indirectly, approximately 51.5% of the equity interests in Coastal Credit that were sold to White River.  After the subscription offering, the Castle Creek private equity funds now own 17.7% of the outstanding capital stock of White River.

William E. McKnight is the President of Coastal Credit and, effective with the completion of the acquisition, is a director of White River. Mr. McKnight was a 22.5% owner of Coastal Credit and sold his interest as part of the transaction.  After the subscription offering, Mr. McKnight now owns 4.9% of the outstanding capital stock of White River.

John W. Rose, who also became a director of Coastal Credit effective with the completion of the acquisition, owned indirectly approximately 6% of Coastal Credit, which interest was sold as part of the transaction.  After the subscription offering, Mr. Rose now owns 4.9% of the outstanding capital stock of White River.

Determination of Purchase Price. The determination and approval of the purchase price for Coastal Credit are described in the Registration Statement under “Background of the Transactions,” which description is incorporated herein by reference.

Coastal Credit, LLC. Coastal Credit is a specialized subprime finance company engaged primarily in (1) acquiring retail installment sales contracts from both franchised and independent automobile dealers which have entered into contracts with purchasers of used and, to a much lesser extent, new cars and light trucks, and (2) servicing the contract portfolio. Coastal Credit commenced operations in Virginia in 1987 and was restructured as a limited liability company under the laws of the Commonwealth of Virginia in 1997. It conducts business in sixteen states through its fourteen branch locations. Coastal Credit recognized total revenues of $23.8 million and net income of $6.7 million for the year ended December 31, 2004. Coastal Credit recognized total revenues of $23.3 million and net income of $6.1 million for the year ended December 31, 2003. At March 31, 2005, its total assets were $69.9 million. Coastal Credit’s historical consolidated financial information reflects its status as a limited liability company taxed as a partnership.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 23, 2005, Coastal Credit placed $7.7 million in subordinated debentures with private investors. The debentures bear interest at 12% and mature August 31, 2008.

Effective August 31, 2005, Coastal Credit and its principal lending institution amended its principal credit facility to extend the facility to December 31, 2009 and provide for an increase in the total commitment from $80 million to $100 million effective in July 2006. The facility bears interest at a variable rate based on LIBOR. At August 24, 2005, $53.5 million in principal was outstanding under the facility. Also on August 31, 2005, upon consummation of its acquisition of Coastal Credit, White River guaranteed the obligations of Coastal Credit under this facility.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors. White River has appointed William E. McKnight and John W. Rose as directors of White River, effective as of August 31, 2005, with the completion of the purchase of Coastal Credit described in Item 2.01.

William E. McKnight (age 61) is currently the President of Coastal Credit, which he established in 1987. He will continue in that position following the acquisition.

John W. Rose (age 56) has served on Coastal Credit’s board of managers since 1998. Mr. Rose has been the President of McAllen Capital Partners, Inc., an investment management firm, since 1991. He is a principal at Alpha Capital Partners, Ltd. a private equity investment firm. He has been a financial services executive, advisor, strategist and investor for over 30 years. Over the last eight years, he has been an executive officer of F.N.B. Corporation, a regional multi-bank holding company, in charge of community banking. In October 2002, he completed a 15 month assignment as Chief Financial Officer of Bay View Capital Corporation (NYSE: BVC). He is currently on the board of directors of F.N.B., Bay View and Jacksonville Bancorp. Mr. Rose is also a member of the Advisory Committee of Castle Creek Capital LLC.

Interests in Acquisition. Mr. McKnight was a 22.5% owner of Coastal Credit and sold his interest as part of the acquisition by White River.

Mr. Rose owned indirectly approximately 6% of Coastal Credit, which interest was sold to White River as part of the transaction.

Any transactions between Mr. Rose or Mr. McKnight and White River or Coastal Credit are described in the Registration Statement under “Meeting Proposal 2: The Acquisition of Coastal Credit - Business of Coastal Credit - Related Party Transactions Involving Coastal Credit,” which description is incorporated herein by reference.

On August 23, 2005, Coastal Credit privately issued $7.7 million of subordinated debt due August 31, 2008. The subordinated debt has an interest rate of 12%. McKnight Family Partnerships, L.P., an entity controlled by Mr. McKnight, holds $1.5 million of the subordinated debt. Mr. Rose and members of his family hold, in the aggregate, $1.5 of the subordinated debt.

Item 9.01   Financial Statements and Exhibits.

(a)  The financial statements of Coastal Credit, LLC included in pages F-40 through F-65 of White River’s Amendment No. 4 to Registration Statement on Form S-1/S-4 (Reg. No. 333-123909) are incorporated by reference in this Item.

(b) The pro forma financial information included under “Unaudited Pro Forma Condensed Combined Financial Data of White River, Union Acceptance Corporation and Coastal Credit” of White River’s Amendment No. 4 to Registration Statement on Form S-1/S-4 (Reg. No. 333-123909) are incorporated by reference in this Item.

(c)  Exhibits

Exhibit No.	Description
2.1
Limited Liability Company Interests Purchase Agreement dated March 9, 2005 among White River, Coastal Credit, LLC and the members of Coastal Credit, LLC (incorporated by reference to Exhibit 2.2 to White River’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909)

4.1
Second Amendment to Finance Agreement, dated August 24, 2005, between Coastal Credit LLC and Wells Fargo Financial Preferred Capital, Inc. (including replacement Promissory Note and White River Capital Inc. Guaranty)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 1, 2005	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer